E-World USA Holding, Inc.

<<Regulations and Clauses>>

1.	Notice to members and application regulations

1-1.	Shipping and handling term:

After members submit the application with successful payment, the products and GlobalCashCard (Optional) will be shipped within 15 days.

1-2.	Auto order:

All the auto order for current month and its payment must be submitted and processed before the fifteenth day of each month.

1-3.	BV points maintenance

Members must make 20 BV purchase or more each month to maintain their member hierarchy. Up to 320,000 BV points can be retained at the end of each month.

1-4.	Commission distribution and BV points display

1-4.1.	E-World USA referral bonus and rebate bonuses will be distributed by monthly, binary bonus will be calculated by weekly, matching bonus will be calculated by monthly.

1-4.2.	Bonus is distributed twice a month, on 10th and 24th of each month. It will be deposited in Members Global cash card which can be used on ATM machines anywhere in the world or members can have bonus balance remained on their accounts for payments of future purchases.

1-4.3.	Members may check all their compensation records, weekly BV points, and remaining BV points and etc.

1-4.4.	If Members find mistakes and discrepancies, they shall inquire and appeal within thirty days from the first day they receive commission.

1-4.5.	Losing rights to receive compensation To be qualified to receive commission, members must be consistently active on selling and abide < New rules of bonus>.

1-5.	The application of changing sponsor

The application of changing sponsor or downline member must be submitted within 15 days on the premise and the membership has not been activated. The original sponsor must agree the change in writing. A charge of $120.00 processing fee must be paid upon change.

1-6.	Membership maintenance

It requires members to make at least 100BV auto order in order to renew the membership every year since enrollment date. Those members who lost their membership status can reactive their accounts by making purchase of at least 100BV.

1-7.	Membership ownership

One member can hold or manage one membership account, and one membership account can be managed by more than one member. But for those managing many accounts and occupying different positions, even if they use different names (like their parents, children and relatives’ names) as members, the computer program will cancel the membership and it will be expelled as soon as we found out above circumstances; meanwhile, all their bonus and products converted shares will be cancelled.

1-8.	Product package adjustment

Our company reserves the right to adjust the product package. We will adjust it periodically by our business development or any promotions. We will notify members by e-mails and/or post on our website if there are any changes. Please always take the new notice as the standard.

1-9.	Terms Violation

The account will be shut down for the members who malign our company, cause damage to our interests, take the other’s membership fee as own, steal the other’s information and disseminate rumors. And those members cannot re-enroll at all. The violators will be reported to their local judicial administrations by our ministry of law.

1-10.	Membership of violator

The membership cannot be sold or transferred to the other people for Members who violated terms and conditions. All its BV points will be clear and the membership will be cancelled.

2.	Regulation of Payment

2.1	Method of payment:

Members must physically sign all forms and authorization letters. E- World accepts money wire, business check, personal check, credit card, cash card transfer, electronic transfer and cash payment.

2.2	Money wire and checks

Please fill in “E-World USA Holding, Inc.” as the payee to pay any amount. The amount should include product costs, website costs and shipping and handling charge. Members are responsible for returned checks plus all related bank charges and managing fees.

2.3	Personal check

E-World will accept personal check or electronic transfer payment. If any problems occur in the money transfer processing, E-World will immediately stop shipping products. Members must change payment to cash or money wire to re-apply for enrollment or purchasing products.

2.4	Credit card

E-World accepts Visa, Master Card, Bank Card, Diners Club Card and American Express. The other countries and areas outside of America are only accepted Visa and Master Card, cash card. Orders will be cancelled when credit amount is short. If members use other people’s credit card, the cardholder must authorize E-World in writing form. Without the agreement of cardholder or imitate other people’s signature will result in termination of membership and the member will be fully responsible for all other consequences.

2.5	Administration fee on returned check, remittance shortage and credit amount shortage

Members have to pay $25.00 administration fee regarding any returned check and credit amount shortage. Money order or cashier’s check must be attached to these member’s future orders. Cash or money wire must be paid for all default payments to E-World within 7 days. Members who are in arrears with payment to E-World will result in the termination of membership.

2.6	Auto order applications

Once E-World receives auto orders authorization, auto order applications will be activated. It will be continuously effective until E-World receiving member’s personal cancellation notice in written form. Any changing or cancellation notice must be mailed to E-World before the fifteenth day of each month. Joining the auto order applications is a member’s personal choice. It will be resolved in the member’s reward.

2.7	Product shipping and the risk of lost

E-World will properly deliver products to your designated places through express services or USPS. Members need to agree to pay shipping fee, handling fee and some other related charge from the warehouse to your designated address. When members receive the product from the fast delivery service, first, members must sign for acceptance on the premise that the package is no problem. E-World will not be responsible for any product shortage problem once you signed and accepted the product.

3.	Regulation of Product Orders

3.1	Method of order

Member can order products both through fax, mail, e-mail, and internet and auto order applications. If member plans to order through website, please indicate the orders in the section of auto order application or the section of extra ordering.

Fax order: Please fill in the related information in the order form clearly. Then fax the original copy to E-World. Electronic transfer and credit card can be used for the payment.

Order by phone: 626-448-3737

Order by fax: 626-448-2163

Order by e-mail: usaeworld@gmail.com

Order by Mail: Please mail the original order form copy with the payment to the following address:

E-World USA Holding, Inc

9550 Flair Dr. # 308

El Monte, CA 91731

USA

Member should keep copies of the order form for verification. Credit card, cashier’s check, money wire, electric transfer and personal check can be used as payment.

3.2	Order regulations

If any problem or mistake happens in payment through mail order, E-World will contact you to inform the corrected information by phone or mail. The order will be canceled if E-World is unable to contact the member in 5 business days. E-World will not accept cash payment at the products delivery time. There is no minimum requirement to limit product order. Member can make a combination of order for up to a few months or a year.

3.3	Supply shortage

The general rule is: E-World will not keep the orders which offers when the products are out of stock. But if necessary, E-World may keep auto orders offers when the products are out of stock.

3.4	Shipping error and damage of product

If there is any flaws or damage in shipping and delivery, member must informs the E-World marketing department to make an exchange within 30 days. Otherwise, it will deem that members waive their rights of ]=correction. Please follow the process of < Member Product Change and Return Clause> to make the exchange.

4.	Products exchange and refund policy

A)	Products Exchange Guarantee

4.1	E-World USA guarantees the quality of its products, and will exchange any product found to be defective.

4.2	A written exchange request must be submitted when member returns defective or damaged product.

B)	Returning regulation and Policy

4.3	E-World USA Holding., Inc (simplified as “E-World USA” in the following content) requests all the members keep abide to the relevant regulation regarding returning.

4.4	Members and retail customers can apply for refund in full amount of purchased products within 60 days since purchased.

4.5	4.5 Disregard any reasons, if the members are not satisfied with the E-World products, they can return products and request for exchange or refund.

4.6	All shipping fee for product exchanging or returning must be fully responsible by members. E-World will not be responsible for any shipping cost.

C)	Refund & membership termination policy

4.7	The company can refund full amount to member in premise that their membership has not been activated and the products have not been mailed within 60 days since they enrolled.

4.8	The company will strictly follow the law of American consumer association, and we dared to any threat or lawsuit. If there is lawsuit, the loser side must in charge of all relative lawsuit fees for both sides and must compensate for the loss of winner.

4.9	E-world will charge the process fee and shipping fee for any exchange (processing according to the regulations of American consumers association.)

D)	Process for return and repurchase

4.10	All return products must indicate Member’s ID.

4.11	All return products must attach the original purchase order for confirmation

4.12	Proper shipping and packing materials need to be used in packaging the products and send back to E-World USA shipping department.

4.13	If necessary, members have obligation to follow up the products that were returned to the Company.

E)	If the returned product from the retail customer, members must:

4.14	The returned products need to be shipped back to E-World USA shipping department within 10 days since purchase.

4.15	To send the customer returned product to E-World USA, there must be with a copy of signed <Member return product form>, a copy of original detail sales receipt and the unopened portion of the products in its original container.

4.16	Only those retail customers, who purchased product originally from E-World USA, may return product to E-World USA shipping department.

4.17	E-World USA will not be responsible for any lost product during the shipping.

5.	Regulation of Publicity

5.1	Member cannot publish anything in literary or digital medias; names, photograph and similar materials, copyright data and member’s personal intellectual property without getting the authorization in written form from the E-World USA.

5.2	The usage of member’s name and photograph

In order to develop our business, members agree to advertise their name, experience, photograph and other related information on E-World USA event column on E-World USA Holding Inc. These personal experiences are simply towards the product and opportunity of E-World USA. The statements will be disseminated through printing, video and audio recording, which include translation, repeat experience, making digital product and so on. Member’s photograph will be made into pictures and advertised by digital, electronic and audio products.

5.3	Product Claim

Except for the product descriptions provided directly from E-World, members cannot claim that the product of E-World contains special curing efficacy. Here, E-World specially emphasize that member shall not claim that E-World product will cure, diagnose, relieve and prevent a disease. This kind of statement will give people an illusion that the product is a medical product.

5.4	Income claim

Except those descriptions in the E-World official brochure, members cannot make an income proposal or claim and reveal their income from E-World when they explain the bonus plan, which including showing check, check copy, bank statement and the money amount in cash card.

6.	Illegal recruiting practice:

E-World members cannot participate any illegal recruiting activity. Illegal recruiting activities included as following:

6.1	Members are prohibited from directly or indirectly recruiting E-World members and customer for other network marketing opportunities through a third party. It includes (but not restricted) directly selling, displaying, and assisting other business, directly or indirectly encouraging E-World customers becoming member of other network marketing company. Even recruiter does not know the person who tries to recruit is an E-World customer or member; it is against the regulation.

6.2	Members are prohibited from making any type of promoting material, tape recording, videotape and other advertising material for recruiting E-World member.

6.3	Members are prohibited from promoting or selling to E-World members and customers any other network marketing company’s product that is competitive with E-World product. Any product and service that is similar to E-World product and service will be considered competitive to E-World product and service (For example: similar supplementary product, no matter if its cost, quality, ingredient and nutrition).

6.4	Members are prohibited from selling E-World product or bonus distribution plan combined with non E-World business plan, opportunity, products or bonus plan.

6.5	Members are prohibited from combining other non E-World products with E-World and selling their product in any E-World meeting, seminar, presentation, annual meeting and other E-World activities.

6.6	Members attending other network marketing opportunities are prohibited from attending E-World leader’s dividend bonuses plan. These members will not be invited to attend E-World leaders meetings and activities.

6.7	Prohibiting tempting activities after termination of network marketing agreement. The former E-World members are not allowed to directly or indirectly or through the third party to persuade the other E-World members and customers to join other network marketing opportunities less than a year beginning from the termination of network marketing agreement. Members have the obligation to follow the regulation during the whole year since the member’s termination

6.8	E-World down line organization report is strictly confidential. It contains business trading confidential information. Unless using its contents as the purpose of developing E-World business for down line organization, no members are allowed to use it. Members who joined in other network marketing are not qualified to view this report.

6.9	E-World has the right to refuse offering the down line organized report unless both members and E-World agree to keep secret to that report. All members are forbidden to do all the following activities personally or represent within the five year beginning from the agreement termination or cancelation.

A) Revealing information to the third party

B) Using information on the report to Compete with E-World

C) Recruiting or persuading customers and members in the report to join other network marketing

After termination of the agreement, these terms are still effective.

6.10	Within 14 days, members are prohibited from recruiting potential customers who were accompanied by E-world’s another member during E-world Event to join their organization.

6.11	E-World will immediately terminate membership of the member who violates the regulation. Violators in this is deems as doing harm and obstructing E-World business development.

7.	Corporation, partnership, trust organization

7.1	Corporate, partnership or trusts organization (named entity) shall provide articles of incorporation, partnership agreement or trust documents (named entity document) to apply and become E-World USA members. Members can exchange their personal name to their cooperation, company, or trust organization if they have the same sponsor. And membership may also exchange the membership by different modes. In such case, Members must provide a registration form and document endorsed by directors and officers, shareholders, special business permit and beneficiaries and trustees.

7.2	To set up entity, people involved in the entity are responsible to comply with the law of the countries concerning the operation of their business. E-World USA remains rights to approve or deny any agreements and member applications and E-World USA will give awards to maximum of two people in each entity.

8.	Cheating and Fraudulence

Members must explain E-World opportunity, compensation plan <Regulations and Clauses> to potential members in fairness and honesty. They are including as following:

8.1	Members should honestly explain E-World reward plan in detail.

8.2	Members should clearly state that members are compensated on business volume, and not just on enrolling additional participants into the program.

8.3	Members should make reasonable profit estimation, which is based on member’s average profit in common circumstance.

8.4	Members should point out that previous incomes in certain circumstances will not represent future incomes.

8.5	Members should not provide any wrong information about the average probable costs when they are conducting business operation.

8.6	Members should not provide any wrong information about the average time paid for getting relevant profit in operating business.

8.7	Members cannot make promises for future profit and income.

8.8	In any circumstance, member cannot state or imply that you will set up down lines for anyone.

8.9	In any circumstance, member cannot clearly state that individual profit or incomes will be guaranteed.

8.10	Member cannot state that E-World USA product or bonus distribution plan is agreed and recognized by any consumer, business organization, or government organization in any circumstance.

8.12	If a upline member contraries to company policy, develops the marketing by misleading & cheating on the downline members, and is complained by downline members. When we receive such complaint, we have the right to exchange the downline to other active leaders after we verified the validity of the complaints and proportion of the complaint beyond 50%.

8.13	If an upline member never does counseling, traning and conveying the company's information to his downline members, ignores his team and is complained by his downline members.,we have the right to exchange the downline to other active leaders after we verified the validity of the complaints.

9.	International Business

9.1	Members can only conduct business, promote E-World products, make opportunities and service, enroll new partners and customers in the countries or areas where E-World business are permitted.

9.2	Those countries list is in the E-World information publication website.

9.3	If the member wants to start E-World business in other countries; he or she must comply with the law and regulation of that country.

10.	Repackaging and re-label prohibited

10.1	members cannot change or add other labels on E-World USA product, company literature, or labeling on other things.

10.3	Any new label and new packaging are violating management rule. It will result in a serious criminal punishment.

10.4	It will cause injury and lead to civil dispute when consumers are harmed by taking these re-packed or re-marked product.

11.	Selling, transferring Membership

11.1	Without any written approval from E-World USA, members are not allowed to sale or transfer his or her memberships to any individual or organization. To get approval from E-World USA, Members must be qualified for the regulations and clauses of transferring the membership.

11.2	E-World USA will determine if the member has a good reputation to be transferred to membership.

11.3	All remaining fees must be paid by member to E-World USA before transferring.

11.4	No memberships can be combined together. E-World will not approve to transfer a membership to other current members of individual or group. And E-World USA will not approve to transfer a membership to an E-World USA former member or group.

11.5	Member’s personal multi business centers shall not be transferred separately. They must be transferred at once.

11.6	Members who plan to transfer his or her membership need to notify E-World USA administration department and marketing department, and filling out and signing membership transferring application. During the transaction, member’s position will not change in the network marketing.

11.7	The party who accept the transferring membership must meet E-World USA Member Regulation’s requirement and be accepted by E-World USA.

11.8	The purchaser must be never enrolled with us and must be the downline member when she/he wants to purchase the membership and ID.

11.9:	All the qualified members may transfer the membership to others, on the condition that

(1). the membership is over three years

(2). the membership must have auto order for each month in twelve months before transferring.

(3). the total bonus must be over USD 20 thousand in six months before transferring.

12.	Separation of joint Membership
12.1	If members want to dismiss a membership which is possessed by himself /herself and the other member, they must make sure that no interests and rights of his/her upline and downline are infringed. Before members make decision of dismissing joint business, members shall consider the following facts:

12.2	If members decided to dismiss partnership, any member in the partnership could manage network-marketing business alone. Other partners of this partnership must give up their rights and interests in this membership.

12.3	E-World USA will not separate their downline positions. And E-World USA will not distribute compensation and bonus to each partnership separately.

12.4	After partnership was dismissed, if a partner gave up his/her ownership and original membership, he/she may be sponsored by any sponsors to rejoin E-World USA member team. But he/she shall not purchase or join current membership.

13.	Succession
13.1	If a member passed away or lost his/her capability of operating his/her membership, the entitlement to the membership’s compensation and bonus, down lines, rights and obligations will be entitled by a successor.

13.2	When member died or lost his/her capability of working, the successor must present the certificate of death or certificate of incapable managing daily activities to E-World USA marketing and administration department. The successor must also provide certificate of successor in interest such as will or in testate succession, and properly filling out application and <Members Agreement>.

13.3	Even though the successor has taken over the management of a network business, he/she is still able to entitle to keep another member’s sales.

14.	Taxes

A) Individual Tax

14.1	Every year E-World USA will provide a copy of IRS form 1099(compensation for people without employment) for U.S residents whose income is over $600 or products purchasing value is over $5000.
14.2	If member’s income is under $600 or products purchasing value is less than $5000, then member needs to apply for IRS form 1099. With application, E-World USA will properly prepare and provide other relevant forms.

14.3	Member will be responsible for collecting and paying the tax from his/her retail customer and remit it to the proper federal, state, county and local taxing authority.

B) Sales Tax (U.S. Sales Tax, Canada GST and PST)

14.4	For purchased made from the Company, E-World USA will collect and remit applicable state tax which is due on the suggested selling price of the products and/or materials which are subject to tax. (Customers shall not resale E-World products.)

14.5	The applicable tax rate is based on the address of which the product and/or material is shipped.

14.6	Member who requests a tax-exempt purchase for resale from E-World must need to provide their valid resale exemption certificate and the copy of tax-exempt agreement (change to Member’s Form). Once they have been accepted by E-World USA, sales tax will not be listed on invoices.

14.8	Any E-World USA tax-exempt application has no power of trace back.

14.11	Tax will not be added in the member’s compensation and bonus.

14.12	Canadians will not be affected by ACM rule if they are not members. 14-15-13. If annual compensation is over $30,000 Canadian dollars, members need to register to GST. They will pay tax to GST due to their product sales, product packing and shipping fee. These products are tax-exempt under the definition of ACM.

15.	Telephone and E-mail sales

15.1	Members are prohibited from using automated phone equipment to sell E-World products or income opportunity.

15.2	Members are prohibited from selling products and providing service, or enrolling Members through telemarketing.

15.3	Members are prohibited from selling products providing service, or enrolling Members through emails automated response.

15.4	Members should be familiar with the relevant privacy regulations.

16.	Marketing Territories

There are no exclusive territories for marketing or enrolling purposes, nor shall any Members imply or state that he/she does have an exclusive territory.

17.	Products Display

17.1	Members may display and promote E-World USA products at trade show and exhibition. But no members shall display and sell E-World USA products in swap meets, garage sale, flea market and farmers market. These places will damage the professional image of E-World USA products.

17.2	In trade show and exhibition, E-World USA will not provide inventory to sell.

17.3	The literature explanation appears in the show and exhibition must be official E-World literature, which must clearly claim that he/she is an independent member.

18.	Changing Sponsor
18.1	Each participant has final right to choose his/her sponsor.

18.2	The member who is the first one to do substantial work for participants is the prime sponsor.

18.3	Basic principal of common sense and to respecting people shall be used to deal with some possible argument.

18.4	When participants or members who represent participant submit multiple <Members Application and Agreement>, the Company only considers the first effective <Members Application and Agreement>.
18.5	The final decision will be made by E-World USA if there is any dispute on sponsor.

18.6	E-World USA does not agree to change sponsor in general, except member was misled to join E-World USA by unethical tricky way, or due to member’s faults, new member was arranged to an improper position.

18.7	The request of changing sponsor must be applied within first 15 days after member joined E-World USA.

18.8	If change needs to be made, you must provide your sponsor’s permission in writing notice, and pay proper fee of $120 U.S dollars.

18.9	If new member has had down line when he/she asked for a change, then his/her application will not be permitted.

18.10	After the amendment of an application is approved, member’s bonus and commission will be adjusted correspondingly.

18.11	Before having received any signed application; E-World USA will not take any correction on position.

18.12	If member applied to terminate his or her membership by submitting a written notice, he or she may reapply under the sponsor whom he/she wish to after a period of six months from termination.

18.14	Once a member terminates < Members Agreement>, he or she will lose all rights to commissions, bonuses and all other benefits from his or her down line.

18.15	If a member shows no sales activity for 12 consecutive months, for example, if there is no any purchase or sales of E-World products, his/her membership will be terminated by E-World USA.

18.16	After member activates his/her account, no matter under any circumstances such as mistakenly enrolled, change sponsor or etc. E-World USA will not credit back the original commission and BV. Commission and BV will be calculated from the beginning after the change that has been made.

18.17	After member activates his/her account, if putting the wrong sponsor by mistake, after change is made, the commission of the wrong sponsor will be deducted and give it back to the correct one but exclude BV and other compensation.

19.	Scrambling over limit line in sales

19.1	Scrambling over limit line in sales shall be strictly prohibited.

19.2	Using trading name, fake name and other business organization, or avoiding policy control shall be prohibited.

19.3	Using trading name, fake name and other business organization, partnership, trust fund organization, Tax ID, fake ID to avoid policy control shall be prohibited.

19.4	No members shall ruin, defame and paralyze other members in order to mislead the down line to join his/her own down line.

19.5	To report any scrambling behavior must provide evidence as following

(1). The account is valid.

(2). The second invoice provided from scrambling lines and sponsors. (Verified by department of justice)

(3). Member’s application of sponsor’s name (scrambling lines and sponsor), or use telemarketing to scramble lines while recording. (Provided by reporter)

(4). Provide photograph of people who do scrambling lines and sponsors and digital photo that shows date and time as an evidence. If members attend any activities which involve scrambling lines and sponsors’ down line, down line will not be considered member’s sponsor. (Provided by reporter and Verified by department of justice).

19.6	If the reporter provides false evidence, make up stories or do not have enough evidence, reporters will be responsible for any consequences that may include by law or litigation.

20.	Obligations of Member and Sponsor

A) Training, Sales, Supervision

20.1	Members are responsible for providing adequate training of their enrolled members. Adequate training includes product information, sales strategies, commission plan and education regarding E-World rules and regulations.

20.2	Members must supervise and instruct their down line members to make sure that they perform business based on E-World rules and regulations lawfully and properly.

20.3	Members need to provide high quality service to consumers.

20.4	With Members continuously reputations raise in Internet and web; his/her obligations of sales training and driving will increase.

B) No defamation towards company and Member

20.5	Members shall perform as a bona fide sales mentor to their enrolled Members. Members shall not defame E-World USA and other members, products, compensation plan, the Company management and employees.

20.6	Any kind of defamation is against E-World USA regulation and policy.

C) Excessive products order prohibited

20.7	E-World USA strictly prohibits all forms of purchases of products in unreasonable amounts solely in an attempt to qualify for advancement in the commission plan, bonuses and upgraded purposes.

20.8	Members shall not order quantities more than the sum of his/her personal consumption amount.

20.9	Members cannot encourage others to make excessive orders.

21.	Global Cash Card usage/limitation
21.1	The user manual attached in each Global Cash Card has detailed stipulates and Security/Limitations.

21.2	ATM withdrawals cannot exceed one thousand dollars ($1,000.00) in a 24-hour period.

21.3	Purchases cannot exceed two thousand five hundred dollars ($2,500.00) in a 24-hour period.

21.4	ATM withdrawals limit is five hundred dollars ($500.00) per transaction (if ATM allows it).

21.5	You may not exceed five (5) ATM transactions daily (24-hour period).

21.6	Members may apply to withdraw $2,500.00 in a 34-hour period if his/her compensation is over $10,000.00.

22.	Dispute between Members

22.1	When handling E-World USA electronic business, if a member disagree with another Member’s behavior, he/she shall discuss the issue with the other member before taking any further action.

22.2	If the problem cannot be solved, he/she shall seek helps from their uplines for reconciliation.

22.3	If the problem is still unsolved, he/she must report it in written to the E-World USA administration department. The administration department will investigate the dispute.

22.4	If the dispute cannot be solved among members, up lines and administration department, the dispute will be hand in to E-World justice department.

22.5	The justice department will make a final decision and have the right to take any further legal action.

23.	Dispute between E-World USA and Members

A) Mediation and Arbitration

23.1	All disputes and claims related to E-World USA, E-World compensation plan or its products, the rights and obligation of a ember and E-World, or any other claims or causes of action relating to the performance of either a member or E-World USA under the <Members Agreement> or the rules and regulations, and/or Members purchase of products shall be governed by and constructed, enforced and performed in accordance with the laws of California.

23.2	An lawyer who is specialized in contract, will be selected from the lawyers list provided by the U.S. Arbitration Bureau (especially someone who is very familiar with electronic trade and direct selling) to take part in the arbitrating process.

23.3	Both sides need to be responsible for own expenses resulted from the arbitration, which includes lawyer’s cost and documentation fee.

23.4	In case member files a judicatory or law suit claim against E-World USA, he or she can only take the action individually. Member cannot file lawsuit with other members or group.

23.5	Arbitration can be a judgment at any court that has legal status.

23.6	The agreement about arbitration will be discussed with Members to withdraw. Or it will remain effective after the expiration date of the lawsuit.

23.7	Before the arbitration was reached, during the process of legal procedure, or waiting period of the judgment, the <Regulations and Clauses> will not limit E-World USA applying temporary restriction order, advanced restriction order and permanent restriction order to protect flu interests of E-World USA.

23.8	The claim and lawsuit between the Member and E-World USA will not stop E-World USA performing regulations of <Members Agreement>.

B) Jurisdiction, Location of Prosecution

23.9	Jurisdiction and any case that does not have to go through arbitration are in the state local court, which is assigned by California Arbitration Bureau. Except the state and county where the Member lives has different requirement in regarding jurisdiction and location.

23.10	After the agreement was signed, which means members agree that law action will be go on at the above two courts.

23.11	California law has the right to judge for the agreement of members.

24.	Punishment against the violation of the regulation Members violate the regulation of <Members Agreement>, violate law, deception, and unethical sales may be punished by the following single or multiple rules made by E-World USA independently:

24.1	Warning in writing, which will indicate his/her improper performance related regulation he/she breached. If he/she violates the regulation again, further punishment will be considered.

24.2	Suspending punishment, which includes asking the Member to correct his/her wrong behave, E-World USA will supervise his/her behavior to make sure the Member will abide by the agreement.

24.3	Rescinding compensation, which will restrict he/she from attending E-World trainings and promotions in a certain period of time until he/she corrects the mistakes.

24.4	In a certain period of time until (Member corrects the mistakes), stop some Member’s preferential policies, these policies include (but is not limited to) purchasing, taking part in E-World plan, sponsorship (including international sponsorship).

24.5	Suspending compensation plan until the Member makes a perfectly correction. The Company will stop compensation and terminate those Members who seriously violated rules.

24.6	Under the lawful condition, the Company will impose a fine to compensate E-World USA losses.

24.7	Obtaining others’ application fee without submitting to the Company accounting department through deception (including those who keep the application fee over 15 days). At the First time, E-World USA will give him/her a warning in writing, suspend the Member’s ID and stop compensation plan. And at the second time, E-World USA will terminate his/her <Members Agreement>; cancel the Membership, prohibit him/her becoming E-World USA Member, and publish his/her Member ID, name, country and location, his/her mistakes and offences.

25.	Particular return policy in US

25.1	The members may apply for a full refund after payment within 60 days.

25.2	Members can apply for 90% buy-back policy within one year. The commission and the related shipping costs will be deducted.

25.3	All of the returned products must be no damage and be within the validity period.

(E-World USA reserves the right to amend these regulations. Terms and Conditions are subjected to change without notice.)

E-World USA Holding, Inc

07/12/2012

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